As filed with the Securities and Exchange Commission on May 21, 1998


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  May 6, 1998
                       (Date of earliest event reported)


                     Inland Real Estate Growth Fund, L.P.
            (Exact name of registrant as specified in the charter)



        Delaware                0-15743              36-3371418

(State or other jurisdiction (Commission File No.)   (IRS Employer
  of incorporation)                                  Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)



                                Not Applicable
         (Former name or former address, if changed since last report)










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Item 2. Acquisition or Disposition of Assets


On May 6, 1998, the Partnership sold its remaining asset, Scottsdale Sierra Apartments located at 8550 East McDowell Road in Scottsdale, Arizona to 8550 Partners, L.L.C., an Arizona limited liability company, an unaffiliated third party, for $7,800,000 on an all cash basis. The property had a basis of $4,798,607, net of depreciation, resulting in a gain of $2,831,814, net of closing costs. The balance on the related debt of $374,624 was paid at closing. Net sales proceeds will be distributed to the Limited Partners during second or third quarter 1998 after a final reconciliation of property and Partnership expenses.


Item 7. Financial Statements and Exhibits

        (a) Financial Statements. Not Applicable

        (b) Pro Forma Financial Information - Narrative

As a result of the sale of the Property, prospectively there will be no property operations included in the financial statements of the Partnership. The following sets forth the amounts of selected accounts in the financial statements of the Partnership:


                                   For the year   For the three
                                      ended        months ended
                                   December 31,     March 31,
                                      1997            1998
                                  -------------- --------------
        Rental Income             $1,042,000     $  292,000
        Operating Expense            593,000        130,000
        Mortgage & other interest     57,000         10,000
        Net income                   384,000        132,000


In addition, as a result of the sale of the Property, there are no significant assets or liabilities, including but not limited to net investment property, deferred assets, and long-term debt. As of March 31, 1998, the balances in these accounts amounted to $4,799,000, $6,500 and $375,000, respectively.













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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     Inland Real Estate Growth Fund, L.P.
                                                (Registrant)

                                     By:    Inland Real Estate Investment
                                            Corporation, General Partner



                                     /S/    KELLY TUCEK

                                     By:    Kelly Tucek
                                            Principal Financial Officer
                                            and Principal Accounting Officer
                                     Date:  May 21, 1998



























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